September 11, 2012

U.S. Securities and Exchange Commission
100 F Street NE
Washington, DC 20549-4720

To whom it may concern:

Please accept the following marked pages from the second amendment to the exemptive application ("Application") filed with your office on behalf of Wells Fargo Funds Management, LLC and Wells Fargo Funds Trust (collectively, the "Applicants"). The exemptive application seeks an order under Section 12(d)(1)(J) of the Act, exempting the Applicants from the limitations set forth in Sections 12(d)(1)(A) and (B).

The enclosed marked pages reflect the edits received by us from your office on September 6, 2012. We confirm that we will file an amendment to the Application during the notice period that will reflect these edits and no others changes.

Please do not hesitate to contact the undersigned at 415-947-4612 should you have any additional questions.

Sincerely,

/s/Karin Brotman
Senior Counsel
Wells Fargo Funds Management, LLC

UNITED STATES OF AMERICA
BEFORE THE
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

File No. 812-13967

SECOND AMENDED APPLICATION FOR AN ORDER PURSUANT TO SECTION 12(d)(1)(J) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "ACT"), FOR AN EXEMPTION FROM SECTIONS 12(d)(1)(A) AND (B) OF THE ACT, PURSUANT TO SECTION 6(c) OF THE ACT FOR AN EXEMPTION FROM RULE 12d1-2(a) OF THE ACT AND PURSUANT TO SECTIONS 6(c) AND 17(b) OF THE ACT FOR AN EXEMPTION FROM SECTIONS 17(a)(1) AND (2) OF THE ACT

In the Matter of

Wells Fargo Funds Trust~~, on behalf of its series~~

~~WealthBuilder Advantage Conservative Allocation Portfolio~~

Formatted: Space After: 10 pt

~~WealthBuilder Advantage Moderate Balanced Portfolio~~

~~WealthBuilder Advantage Growth Balanced Portfolio~~

~~WealthBuilder Advantage Growth Allocation Portfolio~~

~~WealthBuilder Advantage Equity Portfolio~~

~~WealthBuilder Advantage Tactical Equity Portfolio~~

and Wells Fargo Funds Management, LLC
525 Market Street, 12th Floor
San Francisco, California 94105

Please send all communications, notices and orders to:

C. David Messman
Wells Fargo Funds Management, LLC
45 Fremont Street, 26th Floor
San Francisco, California 94105
(415)222-1140 (phone)
(415)546-0829 (fax)

As filed with the Securities and Exchange Commission
on August 27, 2012

THIS DOCUMENT CONTAINS 16 PAGES.

I. INTRODUCTION

Wells Fargo Funds Management, LLC ("WFFM" or the "Adviser")[1] and Wells Fargo Funds Trust ("Trust"), on behalf of its series, Wells Fargo Advantage WealthBuilder Conservative Allocation Portfolio, Wells Fargo Advantage WealthBuilder Moderate Balanced Portfolio, Wells Fargo Advantage WealthBuilder Growth Balanced Portfolio, Wells Fargo Advantage WealthBuilder Growth Allocation Portfolio, Wells Fargo Advantage WealthBuilder Equity Portfolio and Wells Fargo Advantage WealthBuilder Tactical Equity Portfolio (each, a "WealthBuilder Portfolio," and collectively, the "WealthBuilder Portfolios") submit this Application, as amended (the "Application") for an order from the U.S. Securities and Exchange Commission (the "Commission" or the "SEC"). Applicants request that the order sought herein apply also to any existing or future registered open-end management investment companies and any series thereof that are part of the "same group of investment companies," as defined in Section 12(d)(1)(G)(ii) of the Act, as the WealthBuilder Portfolios that are, or may in the future be, advised by WFFM (together with the WealthBuilder Portfolios, the "Wells Fargo Advantage Funds").[2]

II. REQUESTED RELIEF

A. Investments in Underlying Funds by Funds of Funds

Applicants seek an order under Section 12(d)(1)(J) of the Act, exempting them from the limitations set forth in Sections 12(d)(1)(A) and (B) of the Act to permit: (a) certain Wells Fargo Advantage Funds that operate as a 'fund of funds' (each, a 'Wells Fargo Fund-of-Funds') to acquire shares of (i) registered open-end management investment companies that are not part of the same "group of investment companies," within the meaning of Section 12(d)(1)(G)(ii) of the Act, as the Wells Fargo Fund- of-Funds (the "Unaffiliated Investment Companies") and unit investment trusts ("UITs") that are not part of the same "group of investment companies" as the Wells Fargo Fund-of-Funds ("Unaffiliated Trusts" and together with the Unaffiliated Investment Companies, "Unaffiliated Funds") [3] and (ii) registered open-end management companies or UITs that are part of the same "group of investment companies" as the Wells Fargo Fund-of-Funds (collectively, "Affiliated Funds," and together with the Unaffiliated Funds, "Underlying Funds") and (b) each Underlying Fund, any principal underwriter for the Underlying Fund, and any broker or dealer registered under the Securities Exchange Act of 1934 ("Broker") to sell shares of the Underlying Fund to the Wells Fargo Fund-of-Funds in amounts in excess of limits set forth in Section 12(d)(1)(B). Applicants also request that the Commission issue an order under Sections 6(c) and 17(b) to exempt applicants from Section 17(a) to the extent necessary to permit Underlying Funds to sell their shares to Wells Fargo Fund-of- Funds and redeem their shares from Wells Fargo Fund-of-Funds.

B. Other Investments by Same Group Funds of Funds

Applicants are also requesting an exemption pursuant to Section 6(c) from Rule 12d1-2 under the Act to permit any existing or future Wells Fargo Fund-of-Funds that relies on Section 12(d)(1)(G) of the Act ("Same Group Funds of Funds") and that otherwise

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[1] The term "WFFM" or "Adviser" includes any existing or future entity controlling, controlled by or under common control with Wells Fargo Funds Management, LLC and any successor thereto. A successor is limited to any entity that results from a reorganization of the Adviser into another jurisdiction or a change in the type of business organization.

[2] All entities that currently intend to rely on the requested order are named as applicants, and any other entity that relies on the order in the future will comply with the terms and conditions of the Application. The Trust~~WealthBuilder Portfolios~~ and WFFM are referred to collectively in this Application as the "Applicants."

[3] Certain of the Unaffiliated Funds may be registered under the Act as either UITs or open-end management investment companies and have received exemptive relief to permit their shares to be listed and traded on a national securities exchange at negotiated prices ("ETFs").